UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                     AFFORDABLE HOMES OF AMERICA, INC.
          (Exact name or Registrant as specified in its charter)

          Nevada                                  87-0434297
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification number)


                      4505 W. Hacienda Ave.  Unit I-1
                          Las Vegas, Nevada 89118
                               702-579-4888
        (Name, address, including zip code, and telephone numbers, including area code, of agent of service)

                      CALCULATION OF REGISTRATION FEE

Title of Securities         Amount to   Proposed    Proposed    Amount of
to be registered                be       Maximum    maximum    registration
                            registered  Offering   aggregate       fee
                               (1)        price     offering
                                        per share    price
                                           (2)
Common Stock par value
 .001 per share               500,000     $1.1875    $593,750     $165.06

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of determining the registration fee based on the average of the bid and asked prices of the Registrant's Shares reported on the OTC Bulletin Board on August 25, 1999.

(3) The amount to be registered includes shares to be issued pursuant to the grant of incentive awards under the Affordable Homes of America, Inc. 1998 Stock Incentive/Option Plan.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                The  following  documents filed  with  the  Securities  and
Exchange   Commission  (the  "Commission")  are  hereby   incorporated   by
reference:
          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31.1998
          2.   All other reports filed by the Company pursuant to Section 13(a)
               and 15(d)   of the 1934 Act since December 31, 1998.

               All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 , prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superceded, shall not be deemed except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.               DESCRIPTION OF SECURITIES
                  Not Applicable

ITEM 5.               INTERESTS OF NAMED EXPERTS AND COUNSEL.
                   Not Applicable

ITEM 6.                INDEMNIFICATION OF DIRECTORS AND OFFICERS.
                    Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. Affordable Homes of America, Inc. ("AHOA") has provided in its By-Laws that the directors and officers of AHOA will be indemnified and secured harmless to the full extent permitted by law out of the assets of AHOA from and against all actions, costs, charges, losses, damages and expenses incurred by reason of any act done, concurred in or omitted in or about the execution of their duties or supposed duties, other than in the case of any fraud or dishonesty. In addition, AHOA has provided in its by-laws that each shareholder of AHOA agrees to waive any claim or right to action, individually or in the right of AHOA against any director or officer or AHOA on account of any action taken by such director or officer.

                     Nevada Law also permits AHOA to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their power and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED
                    Not Applicable

ITEM 8.         EXHIBITS

Exhibit             Description
   No.

 4.1       Option Plan, as amended to date

 5.1       Opinion of James E. Pratt, Esq.

 23.1      Consent of James E. Pratt, Esq.

 23.2      Consent of Independent Auditor

 24.1      Powers of Attorney

  ITEM 9.       UNDERTAKINGS.
                The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers of sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,
(2)  that, for purposes of determining any liability under the Securities
     Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the Registrant, Affordable Homes of America, Inc., a corporation organized and existing under the laws of the State of Nevada, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 15th day of July, 1999.


AFFORDABLE HOMES OF AMERICA, INC.


By:  /s/ Merle Ferguson
   ------------------------------------
President and Chief Executive Officer

                             POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Merle Ferguson jointly and severally, his or her attorney-in-fact and agent, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE                                             TITLE
/s/ Merle Ferguson                        President and Chief Executive Officer

/s/ Susan Donohue                         Assistant Secretary

                                 EXHIBITS

4.1  Incentive and Option Plan, as amended to date

5.1  Opinion of James E. Pratt, Esq.

23.1 Consent of James E. Pratt, Esq.

24.1 Powers of Attorney


                     AFFORDABLE HOMES OF AMERICA, INC.
                                   1998
                      INCENTIVE AND STOCK OPION PLAN
                          AS AMENDED May 10, 1999
1.   THE PLAN.

     The purpose of the Affordable Homes of America, Inc. (the "Company")1998 Incentive and Stock Option Plan (the "Plan") is to provide the Company with a means of attracting and retaining the services of highly motivated and qualified directors and key personnel.

     The Plan is intended to advance the interests of the Company and its stockholders by affording to key employees, consultants and non-employee directors, upon whose skill, judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and incentives inherent in stock ownership in the Company. The term Company shall include all subsidiaries of the Company.

2.   LEGAL COMPLIANCE

     It is the intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 ("Rule 16b-3") or, in connection with Incentive Stock/Options (ISOs),as such term is defined in Section 422 (a) of the Internal Revenue of 1986 ("the Code") as amended from time to time. If any aspect of the Plan does not conform to Section 422 (a) of the Code, as amended from time to time such aspect shall be deemed to be modified, deleted, or otherwise changed as necessary to insure continued compliance with such provisions.

3.   ADMINISTRATION OF THE PLAN

  a.   PLAN COMMITTEE.
     The Plan shall be administered by a committee (the "Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company (the "Board") and shall consist of not less than three (3) nor more than five (5) persons.

4.   COMMITTEE PROCEDURES.

     The Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee shall keep minutes of its meetings and records of its actions. A majority of the members of the Committee shall constitute a quorum for the transaction of any business by the Committee. The Committee may act at any time by an affirmative vote of a majority of those members voting. Such vote may be taken at a meeting which may be conducted in person or telecommunication or by written consent of Committee members without a meeting.

5.   FINALITY OF COMMITTEE ACTION

      The Committee's actions shall be final and conclusive and binding on all persons, including, without limitations, the Company, its stockholders, the Committee and each of the members of the Committee, and the directors, officers, employees and consultants, of the Company, and their respective successor and interest.

6.   NON-LIABILITY OF COMMITTEE MEMBERS.

            No  Committee  member  shall  be  liable  for  any  action   or
determination made by him in good faith with respect to the Plan or any Options granted or shares issued thereunder.


7.   NON-EXCLUSIVITY OF THE PLAN

           Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This plan shall be construed to be in addition to and independent of any and all such other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without stockholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

8.   GOVERNING LAW.

  The Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the State of Nevada.

  EXHIBIT 5.1

                               (LETTERHEAD)

                              JAMES E. PRATT,
                              ATTORNEY AT LAW
                              195 Kildare Rd.
                       Garden City, New York, 11530
              (516)741-2978 Phone   (516) 873-1140 Facsimile

                              August 25, 1999

  Affordable Homes of America, Inc.
  4505 W. Hacienda Ave.
  Unit I -1
  Las Vegas, Nevada 89118

  RE:  REGISTRATION STATEMENT ON FORM S-8

  We have examined the Registration Statement on Form S-8 (the "Registration Statement")
  to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the a total of 500,000 shares of your Common Stock (the "shares") reserved for issuance upon exercise of stock incentives/options issued or to be issued under the 1998 Stock Incentive/Option Plan, as amended, of Affordable Homes of America, Inc, (the "Plan"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the shares.

  It is our opinion that upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the shares when issued and sold in the manner described in the Plan and the Registration Statement will be legally and validly issued, fully paid and non-assessable.

  We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement,




  Very truly yours,



  James E. Pratt, Esq.



  /s/ James E. Pratt